Exhibit 99.1

FOSTER WHEELER REPORTS RESULTS FOR FOURTH QUARTER OF 2011;

PROVIDES GUIDANCE FOR MATERIAL INCREASE IN EARNINGS PER SHARE IN 2012

ZUG, SWITZERLAND, February 23, 2012 — Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the fourth quarter of 2011 of $39.2 million, or $0.34 per diluted share, compared with $32.8 million, or $0.26 per diluted share, in the fourth quarter of 2010.

Net income in both quarterly periods was impacted by asbestos-related provisions as detailed in an attached table. Excluding such items from both quarterly periods, net income in the fourth quarter of 2011 was $44.8 million, or $0.39 per diluted share, compared with $38.3 million, or $0.31 per diluted share, in the year-ago quarter.

For the full-year 2011, net income was $162.4 million, or $1.35 per diluted share, compared with $215.4 million, or $1.70 per diluted share, for the full-year 2010. The full-year net income for 2011 and 2010 included asbestos-related provisions as detailed in the attached table.

The following tables present quarterly and average quarterly data, both as reported and as adjusted (as detailed in an attached table). The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Q4 2011	Qtrly Avg. 2011	Q4 2010	Qtrly Avg. 2010
Net income	$39.2	$40.6	$32.8	$53.9
Net income, as adjusted	$44.8	$43.1	$38.3	$55.2
Consolidated revenues (FW Scope)	$734.4	$655.8	$653.3	$599.1

Foster Wheeler’s Chief Executive Officer, Kent Masters, said, “Net income for the fourth quarter of 2011 was down relative to the average quarter of 2010, due primarily to lower EBITDA in the company’s Global Engineering and Construction Group.”

Global Engineering and Construction (E&C) Group

(in millions)	Q4 2011	Qtrly Avg. 2011	Q4 2010	Qtrly Avg. 2010
New orders booked (FW Scope)	$375.8	$361.8	$561.5	$484.8
Operating revenues (FW Scope)	$453.1	$398.8	$418.8	$421.4
Segment EBITDA	$55.4	$52.6	$41.5	$74.1
EBITDA Margin (FW Scope)	12.2%	13.2%	9.9%	17.6%

•	EBITDA in the fourth quarter of 2011 was below the average quarter of 2010 due to lower realized margins on work executed and the impact of an unfavorable utilization rate.

•	Scope operating revenues in the fourth quarter of 2011 were above the average quarter of 2010 due largely to the mix of contracts executed.

•	New orders booked in Foster Wheeler scope in the fourth quarter of 2011 were below the level of the average quarter of 2010, composed of a mix of small and medium awards.

Global Power Group (GPG)

(in millions)	Q4 2011	Qtrly Avg. 2011	Q4 2010	Qtrly Avg. 2010
New orders booked (FW Scope)	$460.3	$313.0	$419.8	$298.2
Operating revenues (FW Scope)	$281.3	$257.0	$234.5	$177.7
Segment EBITDA	$55.0	$46.1	$67.1	$35.5	*
EBITDA Margin (FW Scope)	19.5%	17.9%	28.6%	20.0	%*

*	excluding gain from third-party debt payment of $21.9 million; including this payment, EBITDA and EBITDA margin (FW Scope) were $41.0 million and 23.0%, respectively.

•

EBITDA in the fourth quarter of 2011 was well above the average quarter of 2010 due to a higher volume of work, the favorable impact of license fees and increased equity earnings from a partially owned power plant.

•	Scope operating revenues in the fourth quarter of 2011 were above the average quarter of 2010 due largely to the volume impact mentioned above.

•	Scope new orders in the fourth quarter of 2011 were above the average quarter of 2010 due in part to the booking of a large order for the company’s circulating fluidized bed (CFB) technology.

In commenting on the outlook for each group, Masters said, “We expect both our Global E&C Group and our Global Power Group to generate increased scope revenues in 2012 as compared to 2011. We expect E&C to generate a full-year EBITDA margin on scope revenues within a range of 12% to 14%. We expect GPG to generate a full-year EBITDA margin on scope revenues within a range of 16% to 18%.”

Masters said, “Comparing 2012 to 2011, we expect that higher volume combined with the positive impact of a reduced share count will result in a material increase in the company’s earnings per share in 2012.”

Share Repurchase Program

The company repurchased 8,998,475 shares during the fourth quarter of 2011 for approximately $169 million, and an additional 564,100 shares for approximately $10.9 million in January 2012. Yesterday, the company’s board of directors approved an increase in the authorized share repurchase program that raises the total availability to $500 million. Foster Wheeler intends to seek shareholder approval of the increase in the authorization at its next annual general meeting of shareholders in May 2012, although the company has flexibility to utilize a portion of the newly authorized amount prior to receiving shareholder approval.

Net Income Attributable to Foster Wheeler AG

All references to net income in this news release indicate net income attributable to Foster Wheeler AG.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP. The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization. The company has presented EBITDA because it believes it is an important supplemental measure of operating performance. Certain covenants under our U.S. senior secured credit agreement use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our U.S. senior secured credit agreement. The company believes that the line item on its consolidated statement of operations entitled “net income attributable to Foster Wheeler AG” is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company’s ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•

It does not include interest expense. Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue. Therefore, any measure that excludes interest expense has material limitations;

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the company’s operations, any measure that excludes taxes has material limitations; and

•

It does not include depreciation and amortization. Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Thursday, February 23, at 4:30 p.m. Central European Time (10:30 a.m. Eastern Daylight Time in the U.S.) to discuss its financial results for the fourth quarter ended December 31, 2011.

The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com).

To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 44557511) approximately ten minutes before the call. The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.

A replay of the call will be available on the company’s web site for four weeks following the call.

Foster Wheeler AG is a global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 12,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, mining and metals, environmental, pharmaceuticals, biotechnology and healthcare industries. The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services. The company is based in Zug, Switzerland, and its operational headquarters office is in Geneva, Switzerland. For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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12-557

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication or the relocation of our principal executive offices to Geneva, Switzerland; the benefits, effects or results of our strategic renewal initiative; further deterioration in global economic condition;, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries; changes in the financial condition of our customers; changes in regulatory environments; changes in project design or schedules; contract cancellations; changes in estimates made by the Company of costs to complete projects; changes in trade, monetary and fiscal policies worldwide; compliance with laws and regulations relating to our global operations; currency fluctuations; war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company; interruptions to shipping lanes or other methods of transit; outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure; protection and validity of its patents and other intellectual property rights; increasing global competition; compliance with debt covenants; recoverability of claims against customers and others by the Company and claims by third parties against the Company; and changes in estimates used in our critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed or furnished with the Securities and Exchange Commission.

Contacts:
Media	Julie Stanisz	908 730 4047	E-mail: julie_stanisz@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908 730 4000	fw@fwc.com

Foster Wheeler AG and Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Operating revenues	$1,128,743	$1,211,941	$4,480,729	$4,067,719
Cost of operating revenues	976,219	1,073,017	3,939,274	3,468,933

Contract profit	152,524	138,924	541,455	598,786

Selling, general and administrative expenses	80,666	89,888	309,996	303,330
Other income, net	(9,293)	(24,496)	(51,607)	(60,444)
Other deductions, net	22,192	14,090	43,969	41,221
Interest income	(5,657)	(3,657)	(18,922)	(11,581)
Interest expense	2,491	2,685	12,876	15,610
Net asbestos-related provision	5,514	5,478	9,901	5,410

Income before income taxes	56,611	54,936	235,242	305,240
Provision for income taxes	15,685	18,819	58,514	74,531

Net income	40,926	36,117	176,728	230,709
Less: Net income attributable to noncontrolling interests	1,681	3,348	14,345	15,302

Net income attributable to Foster Wheeler AG	$39,245	$32,769	$162,383	$215,407

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	114,843,970	123,721,667	120,085,704	126,032,130

Weighted-average number of shares outstanding for diluted earnings per share	114,940,513	124,399,275	120,504,483	126,576,855

Earnings per share:
Basic	$0.34	$0.26	$1.35	$1.71

Diluted	$0.34	$0.26	$1.35	$1.70

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$718,049	$1,057,163
Short-term investments	1,294	—
Accounts and notes receivable, net:
Trade	428,433	577,400
Other	97,495	96,758
Contracts in process	166,648	165,389
Prepaid, deferred and refundable income taxes	62,616	59,977
Other current assets	49,181	37,813

Total current assets	1,523,716	1,994,500

Land, buildings and equipment, net	341,987	362,087
Restricted cash	44,094	27,502
Notes and accounts receivable – long-term	6,210	2,648
Investments in and advances to unconsolidated affiliates	211,109	217,071
Goodwill	104,654	88,917
Other intangible assets, net	74,386	66,070
Asbestos-related insurance recovery receivable	157,127	194,570
Other assets	118,178	84,078
Deferred tax assets	25,482	23,034

TOTAL ASSETS	$2,606,943	$3,060,477

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$12,683	$11,996
Accounts payable	250,171	239,071
Accrued expenses	237,089	240,894
Billings in excess of costs and estimated earnings on uncompleted contracts	547,732	684,090
Income taxes payable	39,645	34,623

Total current liabilities	1,087,320	1,210,674

Long-term debt	136,428	152,574
Deferred tax liabilities	41,349	42,179
Pension, postretirement and other employee benefits	171,065	166,362
Asbestos-related liability	269,520	307,619
Other long-term liabilities	160,596	160,785
Commitments and contingencies

TOTAL LIABILITIES	1,866,278	2,040,193

Temporary Equity:
Non-vested share-based compensation awards subject to redemption	4,993	4,935

TOTAL TEMPORARY EQUITY	4,993	4,935

Equity:
Registered shares	321,181	334,052
Paid-in capital	606,053	659,739
Retained earnings	699,971	537,588
Accumulated other comprehensive loss	(530,068)	(464,504)
Treasury shares	(409,390)	(99,182)

TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	687,747	967,693

Noncontrolling interests	47,925	47,656

TOTAL EQUITY	735,672	1,015,349

TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,606,943	$3,060,477

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Global Engineering & Construction Group
Backlog - in future revenues	$2,420,200	$2,937,700	$2,420,200	$2,937,700
New orders booked - in future revenues	1,052,100	896,600	3,024,900	2,902,100
Operating revenues	845,193	974,656	3,443,079	3,346,050
EBITDA	55,416	41,508	210,541	296,240

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,365,900	1,611,300	1,365,900	1,611,300
New orders booked - in Foster Wheeler Scope	375,800	561,500	1,447,200	1,939,100
Operating revenues - in Foster Wheeler Scope	453,052	418,839	1,594,992	1,685,778

Global Power Group
Backlog - in future revenues	1,205,900	1,041,800	1,205,900	1,041,800
New orders booked - in future revenues	462,200	422,600	1,260,900	1,203,700
Operating revenues	283,550	237,285	1,037,650	721,669
EBITDA	54,956	67,116	184,467	163,825

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,196,400	1,031,900	1,196,400	1,031,900
New orders booked - in Foster Wheeler Scope	460,300	419,800	1,251,800	1,192,900
Operating revenues - in Foster Wheeler Scope	281,301	234,452	1,028,176	710,827

Corporate & Finance Group (2)
EBITDA	(40,893)	(37,590)	(111,779)	(100,362)

Consolidated
Backlog - in future revenues	3,626,100	3,979,500	3,626,100	3,979,500
New orders booked - in future revenues	1,514,300	1,319,200	4,285,800	4,105,800
Operating revenues	1,128,743	1,211,941	4,480,729	4,067,719
EBITDA	69,479	71,034	283,229	359,703

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,562,300	2,643,200	2,562,300	2,643,200
New orders booked - in Foster Wheeler Scope	836,100	981,300	2,699,000	3,132,000
Operating revenues - in Foster Wheeler Scope	734,353	653,291	2,623,168	2,396,605

(1)

Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)	Includes intersegment eliminations.

Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Reconciliation of EBITDA to Net Income (1)
EBITDA:
Global Engineering & Construction Group	$55,416	$41,508	$210,541	$296,240
Global Power Group	54,956	67,116	184,467	163,825
Corporate & Finance Group	(40,893)	(37,590)	(111,779)	(100,362)

Consolidated EBITDA	69,479	71,034	283,229	359,703
Less: Interest expense	2,491	2,685	12,876	15,610
Less: Depreciation/amortization (2)	12,058	16,761	49,456	54,155
Less: Provision for income taxes	15,685	18,819	58,514	74,531

Net income (1)	$39,245	$32,769	$162,383	$215,407

Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$453,052	$418,839	$1,594,992	$1,685,778
Flow-through revenues	392,141	555,817	1,848,087	1,660,272

Operating revenues	845,193	974,656	3,443,079	3,346,050

Global Power Group
Foster Wheeler Scope operating revenues	281,301	234,452	1,028,176	710,827
Flow-through revenues	2,249	2,833	9,474	10,842

Operating revenues	283,550	237,285	1,037,650	721,669

Consolidated
Foster Wheeler Scope operating revenues	734,353	653,291	2,623,168	2,396,605
Flow-through revenues	394,390	558,650	1,857,561	1,671,114

Operating revenues	$1,128,743	$1,211,941	$4,480,729	$4,067,719

(1)	Net income attributable to Foster Wheeler AG.
(2)	The depreciation / amortization by business segment:

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Global Engineering & Construction Group	$5,861	$10,375	$24,867	$30,523
Global Power Group	5,569	5,414	22,116	21,273
Corporate & Finance Group	628	972	2,473	2,359

Total depreciation / amortization	$12,058	$16,761	$49,456	$54,155

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Quarter Ended December 31,
	2011			2010
	EBITDA	Net Income*	Diluted Earnings Per Share	EBITDA	Net Income*	Diluted Earnings Per Share

As adjusted	$74,993	$44,759	$0.39	$76,512	$38,247	$0.31

Adjustments:
Net asbestos-related provision	(5,514)	(5,514)	(0.05)	(5,478)	(5,478)	(0.05)

As reported	$69,479	$39,245	$0.34	$71,034	$32,769	$0.26

	Twelve Months Ended December 31,
	2011			2010
	EBITDA	Net Income*	Diluted Earnings Per Share	EBITDA	Net Income*	Diluted Earnings Per Share

As adjusted	$293,130	$172,284	$1.43	$365,113	$220,817	$1.74

Adjustments:
Net asbestos-related provision	(9,901)	(9,901)	(0.08)	(5,410)	(5,410)	(0.04)

As reported	$283,229	$162,383	$1.35	$359,703	$215,407	$1.70

*	Net income attributable to Foster Wheeler AG.

Foster Wheeler AG and Subsidiaries

Average Calculations

(in thousands of dollars)

(unaudited)

	2010 Full Year	2010 Quarterly Average(1)	2011 Full Year	2011 Quarterly Average(1)

Consolidated
Operating revenues - in Foster Wheeler Scope	$2,396,605	$599,151	$2,623,168	$655,792
Net income (2)	215,407	53,852	162,383	40,596
Adjusted net income (2)	220,817	55,204	172,284	43,071
Consolidated EBITDA	359,703	89,926	283,229	70,807
Consolidated EBITDA, as adjusted	365,113	91,278	293,130	73,282

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$1,939,100	$484,775	$1,447,200	$361,800
Operating revenues - in Foster Wheeler Scope	1,685,778	421,445	1,594,992	398,748
Segment EBITDA	296,240	74,060	210,541	52,635
EBITDA margin	17.6%	17.6%	13.2%	13.2%

Global Power Group
New orders booked - in Foster Wheeler Scope	$1,192,900	$298,225	$1,251,800	$312,950
Operating revenues - in Foster Wheeler Scope	710,827	177,707	1,028,176	257,044
Segment EBITDA (3)	163,825	40,956	184,467	46,117
Third-party debt payment	(21,866)	(5,466)	—	—

Segment EBITDA excluding third-party debt payment	141,959	35,490	184,467	46,117

EBITDA margin (3)	23.0%	23.0%	17.9%	17.9%
EBITDA margin excluding third-party debt payment	20.0%	20.0%	17.9%	17.9%

(1)	To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.
(2)	Net income attributable to Foster Wheeler AG.
(3)	The 2010 Full Year and 2010 Quarterly Average EBITDA balances include the impact of a $21,866 gain related to a third-party debt payment.